Exhibit 99.2

Courier Corporation Declares Quarterly Dividend

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 13, 2013--The Board of Directors of Courier Corporation (Nasdaq: CRRC) has declared a dividend of 21 cents per common share, payable December 6, 2013, to stockholders of record on November 25, 2013. The amount of the dividend is the same as declared in the previous quarter.

Courier Corporation will host a fourth quarter and year end fiscal 2013 conference call on Thursday, November 21, 2013, at 2:30 p.m. ET. A news release with the company’s fourth quarter and year end fiscal 2013 financial results will be issued on Thursday morning, November 21, 2013 prior to the call. Details about the call are available on Courier’s website.

About Courier Corporation

Courier Corporation is among America’s leading book manufacturers and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com